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                                                                   EXHIBIT 3(a)

                          CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                H&R BLOCK, INC.


         Pursuant to the provisions of the General and Business Corporation Laws of Missouri, the undersigned corporation, for the purposes of amending its Articles of Incorporation, hereby states as follows:

                 FIRST:   The name of the corporation is H&R BLOCK, INC.

                 SECOND: The amendment herein described was duly adopted on September 11, 1996 by a majority of the outstanding shares of Common Stock of the corporation.

                 THIRD:   The amendment so adopted is:

                 "RESOLVED, that ARTICLE THREE of the Articles of Incorporation of H&R Block, Inc., as heretofore amended, be further amended by deleting the first sentence thereof in its entirety and substituting therefore the following:

                                 'ARTICLE THREE

                 The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is 406,000,000 divided into two classes as follows:

                          (i) 400,000,000 shares of a class designated Common Stock, without par value; and

                          (ii) 6,000,000 shares of a class designated Preferred Stock, without par value.'"

                 FOURTH: On the record date, the number of shares of the corporation's outstanding stock consisted of 103,993,072 shares of Common Stock, without par value. All of such shares were entitled to vote on the Amendment. The record date was July 12, 1996.

                 FIFTH:   The number of shares voted in favor of the Amendment
was 74,527,720, the number of shares voted against the Amendment was 10,073,557, and 607,312 shares abstained from voting.





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                 IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed by its President and its Secretary and verified by its President, and its corporate seal to be affixed thereto, on this 13th day of September, 1996.


                                                 H&R BLOCK, INC.



                                                 By:/s/ Frank L. Salizzoni
                                                    --------------------------
                                                         Frank L. Salizzoni,
                                                         President


                                                 By:/s/ James H. Ingraham
                                                    --------------------------
                                                         James H. Ingraham,
                                                         Secretary

(Corporate Seal)
                                                  FILED AND CERTIFICATE
                                                          ISSUED
                                                       SEP 18 1996
                                                   Rebecca McDowell Cook
                                                     SECRETARY OF STATE

                                 ACKNOWLEDGMENT

STATE OF MISSOURI         )
                          )ss.
COUNTY OF JACKSON         )

         I, the undersigned, a Notary Public, do hereby certify that on the 13th day of September, 1996, personally before me FRANK L. SALIZZONI and JAMES H. INGRAHAM, who, being by me first duly sworn, declare that they are the President and Secretary of H&R BLOCK, INC., a Missouri corporation, that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.


                                                 /s/ Mary D. Vogel
                                                 -----------------------------
                                                 Notary Public

My Commission expires:
MARY D. VOGEL
Notary Public - State of Missouri
Commissioned in Jackson County
My Commission Expires May 24, 1997
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